UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2017

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37702	95-3540776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Amgen Inc. One Amgen Center Drive Thousand Oaks, CA (Address of principal executive offices)		91320-1799 (Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors.

On February 1, 2017, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) appointed Charles M. Holley Jr. as a director of the Company. Mr. Holley is the former Executive Vice President and Chief Financial Officer for Wal-Mart Stores, Inc. (“Walmart”) where he served from November 2010 to December 2015 and as Executive Vice President between January 1, 2016 and January 31, 2016. Prior to this, Mr. Holley served as Executive Vice President, Finance and Treasurer of Walmart from 2007 to November 2010. From December 2005 through December 2006, he served as Senior Vice President. Prior to that, Mr. Holley was Senior Vice President and Controller from 2003 to 2005. Mr. Holley served various roles in Wal-Mart International from 1994 through 2002. Prior to this, Mr. Holley served in various roles at Tandy Corporation. He spent more than ten years with Ernst & Young LLP. Mr. Holley is an Independent Senior Advisor, U.S. CFO Program, Deloitte LLP, a privately-held provider of audit, consulting, tax, and advisory services, since July 2016.

Mr. Holley serves on the Dean’s Advisory Board for the McCombs School of Business at the University of Texas at Austin and the University of Texas Presidents’ Development Board.

Mr. Holley will serve as a member of the Audit Committee and the Corporate Responsibility and Compliance Committee of the Board. Following the appointment of Mr. Holley, the Board will comprise 15 directors, 14 of whom are independent.

There are no transactions between Mr. Holley (or any member of his immediate family) and the Company (or any of its subsidiaries) and there is no arrangement or understanding between Mr. Holley and any other persons or entities pursuant to which Mr. Holley was appointed as a director of the Company.

Upon his appointment to the Board, Mr. Holley became entitled to receive the annual retainer of $100,000 and will receive $2,000 for each committee meeting he attends in person ($1,000 for telephonic attendance). In accordance with the Company’s policy, Mr. Holley will also be entitled to reimbursement of his expenses incurred in connection with attendance at Board and committee meetings and conferences with our senior management. Further, under the provisions of the Amgen Inc. 2009 Director Equity Incentive Program, as amended on March 6, 2013, under the Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, as amended on March 2, 2016, non-employee directors receive an annual grant of restricted stock units with a grant date fair value of $200,000 (rounded down to the nearest whole number of shares of stock), measured by the closing market price of a share of Common Stock on the date of grant (two business days after the release of the Company’s quarterly earnings for the first fiscal quarter). Subsequent to his appointment, Mr. Holley will receive the annual grant of restricted stock units on the date that is two business days after the release of the Company’s 2017 first quarter earnings. Pursuant to such director equity program, such restricted stock units vest immediately as of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date:	February 3, 2017	By:	/s/ Jonathan P. Graham
			Name:	Jonathan P. Graham
			Title:	Senior Vice President, General Counsel and Secretary